Exhibit 10-qq

BELLSOUTH CORPORATION

STOCK AND INCENTIVE COMPENSATION PLAN

(As Amended June 28, 2004)

1.     Purpose.

The purpose of the Plan is to strengthen BellSouth Corporation, a Georgia corporation (the "Company"), by providing an incentive to its and its Subsidiaries' (as defined herein) employees, officers, consultants and directors, thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise.  It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added incentive for high levels of performance and unusual efforts through the grant of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards, Annual Incentive Awards and Share Awards (as each term is herein defined).

2.     Definitions.

For purposes of the Plan:

  2.1    "Administrator" means the Compensation Committee, the Director Committee or the Company Administrator, as applicable.

  2.2    "Affiliate" means any entity directly or indirectly controlled by, controlling or under common control with the Company.

  2.3    "Agreement" means a written or electronic agreement between the Company and a Participant evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

  2.4    "Annual Bonus Pool" has the meaning set forth in Section 10.2.

  2.5    "Annual Incentive Award" has the meaning set forth in Section 10.2.

  2.6    "Award" means a grant of Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award, an Annual Incentive Award or any or all of them.

  2.7    "Beneficiary" means an individual designated as a Beneficiary pursuant to Section 21.4.

  2.8    "Board" means the Board of Directors of the Company.

  2.9    "Cause" means:  (a) intentional failure to perform reasonably assigned duties, (b) dishonesty or willful misconduct in the performance of duties, (c) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (d) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

  2.10   "Change in Capitalization" means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of Shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.

  2.11   "Change in Control" means the occurrence of any of the following:

(a)  An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty percent (20%) of (i) the then-outstanding Shares or (ii) the combined voting power of the Company's then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)  The individuals who, as of the effective date of the Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as  hereinafter defined), the board of directors of (i) the corporation resulting from such Merger (the "Surviving Corporation"), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a "Parent Corporation") or (ii) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)  The consummation of:

(i)  A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction."  A "Non-Control Transaction" shall mean a Merger in which:

(A)  the shareholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least sixty percent (60%) of the combined voting power of the outstanding voting securities of (1) the Surviving Corporation, if there is no Parent Corporation or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C)  no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that any Person described in clause (4) of this subsection (C) may not, immediately following the Merger, Beneficially Own more than thirty percent (30%) of the combined voting power of the outstanding voting securities of the Surviving Corporation or the Parent Corporation, as applicable, for the Merger to constitute a Non-Control Transaction;

(ii)  A complete liquidation or dissolution of the Company; or

(iii)  The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company's shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If a Participant's employment is terminated by the Company without Cause prior to the date of a Change in Control but the Participant reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of the Plan provided a Change in Control shall actually have occurred.

  2.12   "Chief Executive Officer" means the Chief Executive Officer of the Company.

  2.13   "Code" means the Internal Revenue Code of 1986, as amended.

  2.14   "Company" means BellSouth Corporation, a Georgia corporation.

  2.15   "Company Administrator" means the Chief Executive Officer, the Company's senior officer responsible for human resources matters or such other person or persons as are designated by the Compensation Committee to administer the Plan on behalf of Participants who are neither Non-Employee Directors nor Covered Employees.

  2.16   "Compensation Committee" means the Executive Nominating and Compensation Committee of the Board, or any successor committee of the Board which administers the Plan as provided in Section 3.

  2.17   "Covered Employee" means, with respect to any grant of an Option or Award, a Participant who (a) the Compensation Committee deems may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such Option or Award may result in remuneration to the Participant and for which year such Participant may receive remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Plan and any other "qualified performance-based compensation" plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Compensation Committee may determine that a Participant has ceased to be a Covered Employee prior to settlement of any Option or Award or (b) is designated as a Covered Employee for purposes of the Plan.

  2.18   "Director" means a member of the Board.

  2.19   "Director Committee" means the Director Nominating and Corporate Governance Committee of the Board, or any successor committee of the Board which administers the Plan as provided in Section 3.

  2.20   "Disability":

(a)  shall have the meaning set forth in the Company's principal management long-term disability plan under which the Participant is covered, if any; or

(b)  if the Participant is not covered under the Company's principal management long-term disability plan, shall have the meaning set forth in any other Company-sponsored long-term disability plan under which the Participant is covered; or

(c)  if Participant is not covered under any such plan, shall mean disability within the meaning of Section 22(e)(3) of the Code.

  2.21   "Division" means any of the operating units or divisions of the Company designated as a Division by the Administrator.

  2.22   "Dividend Equivalent Right" means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.

  2.23   "Effective Date" means the date of approval of the Plan by the Company's shareholders` pursuant to Section 21.5.

  2.24   "Eligible Director" means a Director who is not an employee of the Company or any Subsidiary.

  2.25   "Eligible Individual" means any of the following individuals who is designated by the Administrator as eligible to receive Options or Awards subject to the conditions set forth herein:  (a) any Director, officer or employee of the Company or a Subsidiary, (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, and (c) any consultant or advisor of the Company or a Subsidiary.

  2.26   "Eligible Officer" means an Officer designated by the Compensation Committee under Section 10.1.

  2.27   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  2.28   "Fair Market Value" on any date means (a) for purposes of Sections 4.2, 5.7, 6.5, 8.2, 9.1(d) and 21.2, and for purposes of Sections 5.2 and 6.3(b) with respect to Covered Employees and Directors, the average of the high and low sales prices of the Shares on such date on the New York Stock Exchange, or if there are no sales on such day, for the most recent prior day in which a Share was sold on the New York Stock Exchange, and (b) for all other purposes means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Compensation Committee in its discretion.  Such definition(s) of Fair Market Value shall be specified in each Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award.  If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the effective date of the Plan, the Compensation Committee shall have the ability to determine an Award's Fair Market Value based on the relevant facts and circumstances.

  2.29   "Good Reason" means a reduction in a Participant's annual base salary as in effect immediately before a Change in Control or the failure to pay abonus award to which a Participant is otherwise entitled under any of the short-term or long-term incentive plans in which the Participant participates (or any successor incentive compensation plans) at the time such awards are usually paid.

  2.30   "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Administrator as an Incentive Stock Option.

  2.31   "Net Income" for a fiscal year means the amount reported as "income before cumulative effect of accounting changes" in the Company's Form 10-K filed with the Securities and Exchange Commission for that fiscal year, as determined in accordance with generally accepted accounting principles.

  2.32   "Nonemployee Director" means a Director who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

  2.33   "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

  2.34   "Operating Cash Flow" for a fiscal year means the amount reported as "net cash provided by operating activities" in the Company's Form 10-K filed with the Securities and Exchange Commission for that fiscal year, as determined in accordance with generally accepted accounting principles.

  2.35   "Option" means a Nonqualified Stock Option and/or an Incentive Stock Option.

  2.36   "Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

  2.37   "Parent" means any corporation which is a "parent corporation" (within the meaning of Section 424(e) of the Code) with respect to the Company.

  2.38   "Participant" means a person to whom an Award or Option has been granted under the Plan.

  2.39   "Performance Awards" means Performance Shares, Performance Units, Performance-Based Restricted Stock or any or all of them.

  2.40   "Performance-Based Compensation" means any Option or Award that is intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

  2.41   "Performance-Based Restricted Stock" means Shares issued or transferred to an Eligible Individual under Section 9.2.

  2.42   "Performance Cycle" means the time period specified by the Administrator at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

  2.43   "Performance Objectives" means the objectives set forth in Sections 9.3 and 10.2 for the purpose of determining the degree of payout and/or vesting of Performance Awards and Annual Incentive Awards, respectively.

  2.44   "Performance Shares" means Performance Shares granted to an Eligible Individual under Section 9.1.

  2.45   "Performance Units" means Performance Units granted to an Eligible Individual under Section 9.1.

  2.46   "Plan" means the BellSouth Corporation Stock and Incentive Compensation Plan, as amended from time to time.

  2.47   "Prior Plans" means the Amended and Restated BellSouth Corporation Stock Plan, the BellSouth Corporation Stock Option Plan, the BellSouth Executive Long Term Incentive Plan, the BellSouth Corporation Non-Employee Director Stock Option Plan and the BellSouth Corporation Non-Employee Director Stock Plan.

  2.48   "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 8.

  2.49   "Restricted Stock Units" means rights granted to an Eligible Individual under Section 8 representing a number of hypothetical Shares.

  2.50   "Share Award" means an Award of Shares granted pursuant to Section 11.

  2.51   "Shares" means the common stock, par value $1 per share, of the Company and any other securities into which such Shares are changed or for which such Shares are exchanged.

  2.52    "Stock Appreciation Right" means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.

  2.53   "Subsidiary" means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (b) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Administrator determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least ten percent (10%) or more of the outstanding equity or other ownership interests.

  2.54   "Ten-Percent Shareholder" means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

  2.55   "Termination Date" means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 17 hereof.

3.       Administration.

  3.1    Committees; Procedure.  The Plan shall be administered by the Compensation Committee with respect to Covered Employees, by the Director Committee with respect to Eligible Directors and, subject to rules, regulations and guidelines that may be established by the Compensation Committee, by the Company Administrator with respect to all other Eligible Individuals.  The Compensation Committee or the Director Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan.  Subject to such rules, regulations or guidelines, the Company Administrator shall have the power to adopt rules, regulations and guidelines to permit it to administer the Plan with respect to Eligible Individuals other than Covered Employees.  The Compensation Committee shall consist of at least two (2) Directors, each of whom shall be a Nonemployee Director and an Outside Director.  For purposes of the preceding sentence, if one or more members of the Compensation Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Compensation Committee, then the Compensation Committee, with respect to that action, shall be deemed to consist only of the members of the Compensation Committee who have not recused themselves or abstained from voting.

  3.2    Administrator Powers.  Subject to the express terms and conditions set forth herein, the Administrator shall have the power from time to time to:

(a)  determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b)  select those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c)  construe and interpret the Plan and the Options and Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective;

(d)  determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(e)  exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f)  generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Administrator in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein.

  3.3    Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Administrator may determine the terms and conditions of Options and Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

  3.4    Indemnification.  No member of the Compensation Committee, the Director Committee or the Company Administrator shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder.  The Company hereby agrees to indemnify each member of the Compensation Committee, the Director Committee and the Company Administrator for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

  3.5    No Repricing of Options or Stock Appreciation Rights.  The Administrator shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

4.       Stock Subject to the Plan; Grant Limitations.

  4.1    Aggregate Number of Shares Authorized for Issuance.  Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed eighty million (80,000,000), no more than five million (5,000,000) of which may be granted as Incentive Stock Options.

  4.2    Individual Limit.  The aggregate number of Shares that may be the subject of Options, Stock Appreciation Rights, Performance-Based Restricted Stock and Performance Shares, together with the Share-Equivalent number of Performance Units, granted to an Eligible Individual in any calendar year may not exceed two and one-half million (2,500,000).  For purposes of this Section 4, the Share-Equivalent number of Performance Units shall be equal to the quotient of (i) the aggregate dollar amount in which the Performance Units are denominated, divided by (ii) the Fair Market Value of a Share on the date of grant.

  4.3    Calculating Shares Available.

(a)  Upon the granting of an Award or an Option, the number of Shares available under this Section 4 for the granting of further Awards and Options shall be reduced as follows:

(i)  In connection with the granting of an Option, Stock Appreciation Right (other than a Stock Appreciation Right Related to an Option), Restricted Stock Unit, Share Award or Award of Restricted Stock, Performance-Based Restricted Stock or Performance Shares, the number of Shares available under this Section 4 for the granting of further Options and Awards shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the Option Price, the maximum number of Shares available under this Section 4 shall be increased by the number of Shares so tendered.

(ii)  In connection with the granting of a Performance Unit, the number of Shares available under this Section 4 for the granting of further Options and Awards initially shall be reduced by Shares Equivalent number of Performance Units granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part with a different number of Shares.

(iii)  In connection with the granting of a Dividend Equivalent Right, the number of Shares available under this Section 4 shall not be reduced; provided, however, that if Shares are issued in settlement of a Dividend Equivalent Right, the number of Shares available for the granting of further Options and Awards under this Section 4 shall be reduced by the number of Shares so issued.

(b)  Notwithstanding Section 4.3(a), in the event that an Award is granted that, pursuant to the terms of the Agreement, cannot be settled in Shares, the aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not be reduced.  Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the number of Shares available under this Section 4 shall be increased by the number of Shares previously allocable under Section 4.3(a) to the expired, canceled, settled or otherwise terminated portion of the Option or Award.  In addition, upon settlement of a Stock Appreciation Right in Shares, the excess of the number of Shares covered by the Stock Appreciation Right over the number of Shares issued in settlement of the Stock Appreciation Right may again be the subject of Options or Awards granted hereunder.

5.       Stock Options.

  5.1    Authority of Administrator.  Subject to the provisions of the Plan, the Administrator shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individual shall be set forth in an Agreement.  Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

  5.2    Exercise Price.  The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Administrator and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder); provided, further, however, that Fair Market Value with respect to Options granted to Covered Employees and Directors shall be determined in accordance with Section 2.28(a).

  5.3    Maximum Duration.  Options granted hereunder shall be for such term as the Administrator shall determine; provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Administrator provides otherwise an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant's death even if such period extends beyond ten (10) years from the date the Option is granted.  The Administrator may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

  5.4    Vesting.  Subject to Section 5.9, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Administrator and set forth in the Agreement.  To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.  The Administrator may accelerate the exercisability of any Option or portion thereof at any time.

  5.5    Limitations on Incentive Stock Options.     To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options.  In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

  5.6    Transferability.

(a)  Except as otherwise provided in this Section 5.6, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative.  The Administrator may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners.  In addition, for purposes of the Plan, unless otherwise determined by the Administrator at the time of grant or thereafter, a transferee of an Option pursuant to this Section 5.6(a) shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary.  For this purpose, immediate family means the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.  The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.  Notwithstanding Section 21.2, or the terms of any Agreement, the Company or any Subsidiary shall not withhold any amount attributable to the Participant's tax liability from any payment of cash or Shares to a transferee or transferee's Beneficiary under this Section 5.6(a), but may require the payment of an amount equal to the Company's or any Subsidiary's withholding tax obligation as a condition to exercise or as a condition to the release of cash or Shares upon exercise or upon transfer of the option.

(b)  The approval of this Plan by the Company's shareholders shall constitute an amendment of each of the Prior Plans in a manner such that the provisions of Section 5.6(a) above shall be incorporated into each of the Prior Plans and any inconsistent provisions in the Prior Plans shall be deleted.  Outstanding option grants under the Prior Plans shall be interpreted in a manner consistent with the amendment to the Prior Plans described in the preceding sentence.  The election by a Participant or Beneficiary (including for this purpose a participant or beneficiary under the Prior Plans) to transfer any such options pursuant to this Section 5.6(b) shall constitute consent by the Participant or Beneficiary to such amendment if such consent is required.

  5.7    Method of Exercise.  The exercise of an Option shall be made only by giving written notice delivered in person or by mail to the person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted.  The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms:  (a) cash or its equivalent (e.g., a check) or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Administrator) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Administrator or (c) in the form of other property as determined by the Administrator.  In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Administrator.  Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option.  If requested by the Administrator, the Participant shall deliver the Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant.  No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

  5.8    Rights of Participants.  No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant, and (c) the Participant's name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company.  Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

  5.9    Effect of Change in Control.  Unless otherwise provided in an Agreement, (a) in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and (b) in the event that a Participant's (other than a Director's) employment with the Company and its Subsidiaries terminates within two (2) years following a Change in Control as a result of a termination by the Company without Cause or by the Participant for Good Reason, each Option held by the Participant that was exercisable as of the date of termination of the Participant's employment shall remain exercisable for a period ending not before the earlier of (a) the first anniversary of the termination of the Participant's employment or service and (b) the expiration of the stated term of the Option.

6.       Stock Appreciation Rights.

  6.1    Grant.  The Administrator may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement.  A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

  6.2    Stock Appreciation Right Related to an Option.  If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Administrator may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

a)  Exercise; Transferability.  A Stock Appreciation Right granted in connection with an Option (i) shall be exercisable at such time or times and only to the extent that the related Option is exercisable, (ii) shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the Agreement evidencing the related Incentive Stock Option and (iii) shall not be transferable except to the extent the related Option is transferable.

(b)  Amount Payable.  Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Administrator may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c)  Treatment of Related Options and Stock Appreciation Rights Upon Exercise.  Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

  6.3    Stock Appreciation Right Unrelated to an Option.  A Stock Appreciation Right unrelated to an Option shall cover such number of Shares as the Administrator shall determine.

(a)  Terms; Duration.  Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Administrator shall determine, but in no event shall they have a term of greater than ten (10) years; provided that unless the Administrator provides otherwise a Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant's death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted.

(b)  Amount Payable.  Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date immediately preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised; provided, however, that for purposes of this Section 6.3(b), in respect of Stock Appreciation Rights granted to Covered Employees and Directors, Fair Market Value shall be determined in accordance with Section 2.28(a).  Notwithstanding the foregoing, the Administrator may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c)  Transferability.  (i) Except as otherwise provided in this Section 6.3(c), no Stock Appreciation Right unrelated to an Option shall be transferable by the Participant otherwise than by will or the laws of descent and distribution, and a Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative.  The Administrator may set forth in the Agreement evidencing a Stock Appreciation Right at the time of grant or thereafter, that the Award, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners.  In addition, for purposes of the Plan, unless otherwise determined by the Administrator at the time of grant or thereafter, a transferee of a Stock Appreciation Right pursuant to this Section 6.3(c) shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary.  For this purpose, immediate family means the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.  The terms of a Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.  Notwithstanding Section 21.2, or the terms of any Agreement, the Company or any Subsidiary shall not withhold any amount attributable to the Participant's tax liability from any payment of cash or Shares to a transferee or transferee's Beneficiary under this Section 6.3(c), but may require the payment of an amount equal to the Company's or any Subsidiary's withholding tax obligation as a condition to exercise or as a condition to the release of cash or Shares upon exercise or upon transfer of the Stock Appreciation Right.

(ii)  The approval of this Plan by the Company's shareholders shall constitute an amendment of each of the Prior Plans in a manner such that the provisions of Section 6.3(c)(i) above shall be incorporated into each of the Prior Plans and any inconsistent provisions in the Prior Plans shall be deleted. Outstanding stock appreciation rights under the Prior Plans shall be interpreted in a manner consistent with the amendment to the Prior Plans described in the preceding sentence.  The election by a Participant or Beneficiary (including for this purpose a participant or beneficiary under the Prior Plans) to transfer any such stock appreciation rights pursuant to this Section 6.3(c) shall constitute consent by the Participant or Beneficiary to such amendment if such consent is required.

  6.4    Method of Exercise.  Stock Appreciation Rights shall be exercised by a Participant only by giving written notice delivered in person or by mail to the person designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.  If requested by the Administrator, the Participant shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant.

  6.5    Form of Payment.  Payment of the amount determined under Section 6.2(b) or 6.3(b) may be made in the discretion of the Administrator solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares.  If the Administrator decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

  6.6    Effect of Change in Control.   Unless otherwise provided in an Agreement, (a) in the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable and (b) in the event a Participant's (other than a Director's) employment with the Company and its Subsidiaries terminates as a result of a termination within two (2) years following a Change in Control by the Company without Cause or by the Participant for Good Reason, each Stock Appreciation Right held by the Participant that was exercisable as of the date of termination of the Participant's employment shall remain exercisable for a period ending not before the earlier of the first anniversary of (a) the termination of the Participant's employment or service and (b) the expiration of the stated term of the Stock Appreciation Right.

7.       Dividend Equivalent Rights.

The Administrator may in its discretion, grant Dividend Equivalent Rights either in tandem with an Option or Award or as a separate Award, to Eligible Individuals in accordance with the Plan.  The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted.  Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate.  In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Administrator shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares.  If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Administrator, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Administrator.

8.       Restricted Stock; Restricted Stock Units.

  8.1    Restricted Stock.  The Administrator may grant to Eligible Individuals Awards of Restricted Stock, which shall be evidenced by an Agreement.  Each Agreement shall contain such restrictions, terms and conditions as the Administrator may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates.  Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.1 and in Section 8.3.

(a)  Rights of Participant.  Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Administrator, an escrow agreement and any other documents which the Administrator may require as a condition to the issuance of such Shares.  At the discretion of the Administrator, Shares issued in connection with an Award of Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Administrator.  Unless the Administrator determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)  Non-transferability.  Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 8.1(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(c)  Lapse of Restrictions.

(i)  Generally.  Subject to the provisions of Section 8.3, restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Administrator may determine.  The Agreement evidencing the Award shall set forth any such restrictions.

ii)  Effect of Change in Control.  Unless otherwise determined by the Administrator at the time of grant and set forth in the Agreement evidencing the Award of Restricted Stock, restrictions on Shares of Restricted Stock shall lapse upon termination of a Participant's employment with, or service as a Director of, the Company and its Subsidiaries within two (2) years following a Change in Control if such termination is by the Company without Cause or by the Participant for Good Reason.  The Administrator may determine at the time of the grant or thereafter and set forth in the Agreement evidencing the Award of Restricted Stock that terminations of employment under other circumstances within two (2) years following a Change in Control will result in the lapse of restrictions on Shares of Restricted Stock.

(d)  Treatment of Dividends.  At the time an Award of Restricted Stock is granted, the Administrator may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time.  In the event that dividends are to be deferred, the Administrator shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash.  If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Administrator, in its discretion, may determine.  Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(e)  Delivery of Shares.  Upon the lapse of the restrictions on Shares of Restricted Stock, the Administrator shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

  8.2    Restricted Stock Unit Awards.  The Administrator may grant to Eligible Individuals Awards of Restricted Stock Units, which shall be evidenced by an Agreement.  Each such Agreement shall contain such restrictions, terms and conditions as the Administrator may, in its discretion, determine.  Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.2 and in Section 8.3.

(a)  Payment of Awards.  Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Administrator equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Administrator at the time the Restricted Stock Unit was granted.  The Administrator may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit.  The Administrator may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Participant has become entitled.

(b)  Effect of Change in Control. Unless otherwise determined by the Administrator at the time of grant and set forth in the Agreement evidencing the Award of Restricted Stock Units, Restricted Stock Units shall become fully vested upon termination of a Participant's employment with, or service as a Director of, the Company and its Subsidiaries within two (2) years following a Change in Control if such termination is by the Company without Cause or by the Participant for Good Reason.  The Administrator may determine at the time of the grant or thereafter and set forth in the Agreement evidencing the Award of Restricted Stock Units that terminations of employment under other circumstances within two (2) years following a Change in Control will result in the full vesting of Restricted Stock Units.

  8.3    Minimum Vesting for Restricted Stock and Restricted Stock Unit Award.  Except as otherwise provided in Sections 8.1(c)(ii) and 8.2(b), Awards of Restricted Stock and Restricted Stock Units shall not vest more rapidly than with respect to one-third of the Shares subject to such Award on each of the first three anniversaries of the date such Award is granted, other than with respect to up to four million (4,000,000) Shares, which may be subject to such shorter vesting schedules as the Administrator shall determine.

9.       Performance Awards.

  9.1    Performance Units and Performance Shares.  The Administrator, in its discretion, may grant Awards of Performance Units and/or Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement.

(a)  Performance Units.  Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified dollar amount or a percentage (which may be more than 100%) of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Administrator may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.  Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(b)  Performance Shares.  Performance Shares shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Performance Share represents the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share was granted, the date the Performance Share became vested or any other date specified by the Administrator or a percentage (which may be more than 100%) of such amount depending on the level of Performance Objective attained; provided, however, that the Administrator may at the time a Performance Share is granted specify a maximum amount payable in respect of a vested Performance Share.  Each Agreement shall specify the number of Performance Shares to which it relates, the Performance Objectives which must be satisfied in order for the Performance Shares to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(c)  Vesting and Forfeiture.  Subject to Sections 9.3(c) and 9.4, a Participant shall become vested with respect to the Performance Shares and Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle; provided, however, that, except as may be provided pursuant to Section 9.4, no Performance Cycle for Performance Shares and Performance Units shall be less than one (1) year.

(d)  Payment of Awards.  Subject to Sections 9.3(c) and 9.4, payment to Participants in respect of vested Performance Shares and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Administrator may determine.  Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Administrator in its discretion shall determine at any time prior to such payment;  provided, however, that if the Administrator in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Administrator must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

  9.2    Performance-Based Restricted Stock.  The Administrator, in its discretion, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement.  Each Agreement may require that an appropriate legend be placed on Share certificates.  Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:

(a)  Rights of Participant.  Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Administrator may determine; provided, however, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Administrator, an escrow agreement and any other documents which the Administrator may require as a condition to the issuance of such Performance-Based Restricted Stock.  At the discretion of the Administrator, Shares issued in connection with an Award of Performance-Based Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Administrator.  Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have, in the discretion of the Administrator, all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.  Each Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for the Performance-Based Restricted Stock to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(b)  Lapse of Restrictions.  Subject to Sections 9.3(c) and 9.4, restrictions upon Performance-Based Restricted Stock awarded hereunder shall lapse and such Performance-Based Restricted Stock shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Administrator may, in its discretion, determine at the time an Award is granted; provided, however, that, except as may be provided pursuant to Section 9.4, no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.

(c)  Treatment of Dividends.  At the time the Award of Performance-Based Restricted Stock is granted, the Administrator may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time.  In the event that dividends are to be deferred, the Administrator shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash.  If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Administrator, in its discretion, may determine.  Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or in additional Shares of Performance-Based Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

(d)  Delivery of Shares.  Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Administrator shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

  9.3    Performance Objectives

(a)  Establishment.  Performance Objectives for Performance Awards may be expressed in terms of (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per Share, (v) book value per Share, (vi) return on shareholders' equity, (vii) expense management, (viii) return on investment, (ix) improvement in capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of profit margins, (xii) stock price, (xiii) market share, (xiv) revenues or sales, (xv) costs, (xvi) cash flow, (xvii) working capital, (xviii) return on assets, (xix) total shareholder return or (xx) any combination of the foregoing.  Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof.  Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.  The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Administrator by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(b)  Effect of Certain Events.  Unless otherwise provided by the Administrator at the time the Performance Objectives in respect of a Performance Award are established, performance shall be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles (to the extent applicable).  In addition, at the time of the granting of a Performance Award, or at any time thereafter, the Administrator may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, and tax law changes; provided, that in respect of Performance Awards to Covered Employees, such provisions shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.

(c)  Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award granted to a Covered Employee, the Administrator shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation.  In respect of a Performance Award, the Administrator may, in its sole discretion, reduce the amount of cash paid or number of Shares issued that become vested or on which restrictions lapse.  The Administrator shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.

  9.4    Effect of Change in Control.  In the event of a Change in Control, unless otherwise determined by the Administrator and set forth in the Agreement evidencing the Award:

(a)  Participants shall (i) become vested in a portion of all then outstanding Performance Units and Performance Shares determined by multiplying (x) the number of such Performance Units and Performance Shares that would have vested based on the greater of actual levels of achievement attained against the applicable Performance Objective (determined as if the Performance Cycle ended on the date of the Change in Control) and the target levels of achievement established for the Performance Cycle, by (y) a fraction, the numerator of which is the number of days that have elapsed during the Performance Cycle through the date of the Change in Control and the denominator of which is the total number of days in the Performance Cycle and (ii) be entitled to receive in respect of all Performance Units and Performance Shares which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control.

(b)  All restrictions shall lapse immediately on a portion of all then outstanding Shares of Performance-Based Restricted Stock determined by multiplying (x) the number of such Shares on which such restrictions would have lapsed based on the greater of actual levels of achievement attained against the applicable Performance Objective (determined as if the Performance Cycle ended on the date of the Change in Control) and the target levels of achievement established for the Performance Cycle, by (y) a fraction, the numerator of which is the number of days that have elapsed during the Performance Cycle through the date of the Change in Control and the denominator of which is the total number of days in the Performance Cycle.

  9.5    Non-transferability.  Until the vesting of Performance Units and Performance Shares or the lapsing of any restrictions on Performance-Based Restricted Stock, as the case may be, such Performance Units, Performance Shares or Performance-Based Restricted Stock shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

10.      Annual Incentive Awards.

  10.1   Eligibility.  The Compensation Committee shall designate which Officers are eligible for Annual Incentive Awards under the Plan ("Eligible Officers"). An individual shall not be ineligible by reason of being a Director.  The Compensation Committee may establish such additional rules for eligibility as it determines are appropriate.  The actual payment of an Annual Incentive Award to any Eligible Officer shall be subject to the provisions of this Section 10.

  10.2   Awards.  Eligible Officers are eligible to receive a cash payment in respect of a fiscal year (an "Annual Incentive Award") determined as a percentage of an incentive pool, which pool is equal to the greater of: (a) nine-tenths of one percent (0.9%) of the Operating Cash Flow for the fiscal year; or (b) one and one-half percent (1.5%) of the Net Income for the fiscal year (the "Annual Bonus Pool").  The terms and conditions of Annual Incentive Awards shall be as determined by the Compensation Committee and set forth in an Award Agreement.  Such terms and conditions shall be consistent with the provisions of this Section 10 and shall be consistent with such awards qualifying as Performance-Based Compensation.

  10.3   Performance Objectives and Performance-Based Limit.  Annual Incentive Awards shall only be payable under the Plan in respect of a fiscal year if the Company has positive Operating Cash Flow or Net Income for such year.  Within the first ninety (90) days of each fiscal year, the Compensation Committee shall determine the percentage of the Annual Bonus Pool that represents the potential Annual Incentive Award for each Eligible Officer for that fiscal year.  In no event may the Annual Bonus Pool percentage for any Eligible Officer exceed twenty-five percent (25%) of the Annual Bonus Pool.  The sum of the Annual Bonus Pool percentages for all Eligible Officers cannot exceed one hundred percent (100%) of the Annual Bonus Pool.

  10.4   Determination of Performance.  Prior to the payment of any Annual Incentive Award to an Eligible Officer and following receipt of a report from the Company's independent auditor of the Operating Cash Flow and Net Income for the year, the Compensation Committee shall certify in writing that the applicable Performance Objective has been satisfied and the amount of the Annual Bonus Pool, in each case, to the extent necessary so that all Annual Incentive Awards for Eligible Officers who are Covered Employees qualify as Performance-Based Compensation.

  10.5   Calculation of Annual Incentive Awards.  As soon as practicable after the determination of the Annual Bonus Pool for a fiscal year, the Compensation Committee shall calculate the amount of each Eligible Officer's Annual Incentive Award based on his or her allocated portion of the Annual Bonus Pool; provided, however, that the Compensation Committee may, in its discretion, reduce the amount payable in respect of an Annual Incentive Award for any Eligible Officer.  In no event may the portion of the Annual Bonus Pool allocated to an Eligible Officer be increased in any way, including as a result of the reduction of any other Eligible Officer's allocated portion.  No portion of the Annual Bonus Pool which is not paid to Eligible Officers in respect of a particular year shall be carried over to any subsequent year.

  10.6   Payment of Annual Incentive Awards.  All Annual Incentive Awards shall be paid by the Company and its Subsidiaries in cash as soon as practicable following certification by the Compensation Committee pursuant to Section 10.4 and the calculation pursuant to Section 10.5.  Such payment, however, may be subject to deferral under any plan or program the Administrator may establish for this purpose, provided that any additional amounts credited under any such deferral plan or program during the period of deferral shall be determined based either on a reasonable rate of interest or on a specific investment or deemed investment including Shares, as may be determined by the Compensation Committee within the limits of the regulations under Section 162(m) of the Code.

  10.7   Effect of Certain Events.  At the time of the granting of an Annual Incentive Award, or at any time thereafter, the Compensation Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, and tax law changes; provided, however, that such provisions shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Annual Incentive Award as Performance-Based Compensation.

  10.8   Non-transferability.  Annual Incentive Awards shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

  10.9   No Right to Award.  No person shall have any claim to be paid an Annual Incentive Award under the Plan and there is no obligation for uniformity of treatment of Eligible Officers under Section 10 of the Plan.  The selection of Eligible Officers to receive Annual Incentive Awards and the amount of the Annual Incentive Awards rest completely in the absolute and final discretion of the Compensation Committee.  The Compensation Committee's discretion is limited only by the Annual Bonus Pool and the limits provided in Sections 10.3 and 10.5. Neither the existence of the Annual Bonus Pool, nor any prior practice by the Compensation Committee as to the payment or amount of Annual Incentive Awards, shall be deemed to create an obligation for the Compensation Committee to pay any Annual Incentive Award for any year or to pay an Annual Incentive Award equal to the allocated percentage of the Annual Bonus Pool or any other amount.

11.      Share Awards.

The Administrator may grant a Share Award to any Eligible Individual on such terms and conditions as the Administrator may determine in its sole discretion.  Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

12.      Awards to Directors.

  12.1   Authority of Director Committee.  Subject to the provisions of the Plan, the Director Committee shall have the full and final authority to award Options and Awards to Eligible Directors, and the terms and conditions of any grant to any such Eligible Director shall be set forth in an Agreement.  This Section 12 sets forth special provisions that, unless otherwise provided in an Agreement, shall be applicable to Options and Awards granted to Eligible Directors under the Plan.

  12.2   Aggregate Limit.  Options or Awards in respect of no more than two and one-half million (2,500,000) Shares shall be granted to Eligible Directors under the Plan.

  12.3   Individual Limit.  Grants of Options and Awards to any Eligible Director in any calendar year shall not be made in respect of more than twenty-five thousand (25,000) Shares.

  12.4   Vesting.  Unless otherwise provided in an Agreement, an Option or Award granted to an Eligible Director under the Plan shall become exercisable and the restrictions on an Award granted to an Eligible Director shall lapse, as applicable, on the first anniversary of the date of grant; provided, however, that in the event that, prior to the first anniversary of the date of grant, (a) the Director terminates his service on the Board by reason of (i) death, (ii) Disability, or (iii) retirement (as determined in accordance with the then applicable retirement policy for Directors), or (b) a Change in Control shall occur, then an Option or Award shall become immediately exercisable and the restrictions on an Award shall immediately lapse, as applicable, upon the occurrence of such event.  Subject to the foregoing, an Option or Stock Appreciation Right granted to a Director shall be exercisable at any time in whole or in part (but if in part, in an amount equal to at least 100 Shares or, if less, the number of Shares remaining to be exercised under the Award or Option) on any business day of the Company before the date such Option or Award expires in accordance with Section 12.4.

  12.5   Duration.  Unless otherwise provided in an Agreement, an Option or Stock Appreciation Right granted to an Eligible Director shall expire on the earlier of:

(a)  the first date on or after the date of grant and prior to a Change in Control on which the Director (i) resigns from or is not re-elected to the Board prior to being eligible for retirement or (ii) resigns as a result of an interest or affiliation which would prohibit continued service as a director;

(b)  the date the Option or Stock Appreciation Right has been exercised in full; or

c)  one day after the expiration of the ten-year period which begins on the date of grant of the Option or Stock Appreciation Right or, in the case of a Director who dies within one (1) year prior to such day, the last day of the one-year period which begins on the date of the Director's death.

13.      Effect of a Termination of Employment.

The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Participant by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, except for Director Options, shall be as the Administrator may, in its discretion, determine at the time the Option or Award is granted or thereafter.

14.      Adjustment Upon Changes in Capitalization.

  14.1   In the event of a Change in Capitalization, the Administrator shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (c) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year, (d) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefore, if applicable and (e) the Performance Objectives.

  14.2   Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (b) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

  14.3   If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

15.      Effect of Certain Transactions.

Subject to Sections 5.9, 6.6, 8.1(c)(ii), 8.2(c) and 9.4 or as otherwise provided in an Agreement, following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a "Transaction"), either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction.  Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to clause (i) of this Section 15 in connection with a Transaction in which the consideration paid or distributed to the Company's stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation Rights have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Administrator in its sole discretion) over the exercise price of the Option or Stock Appreciation Right.  For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor.  The treatment of any Option or Award as provided in this Section 15 shall be conclusively presumed to be appropriate for purposes of Section 14.

16.      Interpretation.

  16.1   Section 16 Compliance.  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Administrator shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith.  Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

  16.2   Section 162(m).  Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right, Annual Incentive Award and Performance Award granted to a Covered Employee under the Plan is intended to be Performance-Based Compensation.  Accordingly, unless otherwise determined by the Administrator, if any provision of the Plan or any Agreement relating to such an Option or Award does not comply or is inconsistent with Section 162(m) of the Code or the regulations promulgated thereunder (including IRS Regulation 1.162-27 unless and to the extent it is superseded by an interim or final regulation), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Administrator discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with any such Option or Award upon the attainment of the Performance Objectives.

17.      Termination and Amendment of the Plan or Modification of Options and Awards.

  17.1   Plan Amendment or Termination.   The Board may at any time terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)  no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)  no material amendment and, to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.

  17.2   Modification of Options and Awards.  No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Participant.

18.      Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

19.      Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)  give any person any right to be granted an Option or Award other than at the sole discretion of the Administrator;

(b)  give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)  limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d)  be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

20.      Regulations and Other Approvals; Governing Law.

  20.1   Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Georgia without giving effect to conflicts of laws principles thereof.

  20.2   The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

  20.3   The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

  20.4   Each Option and Award is subject to the requirement that, if at any time the Administrator determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Administrator.

  20.5   Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder.  The Administrator may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder.  The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

21.      Miscellaneous.

  21.1   Multiple Agreements.  The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time.  The Administrator may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or subject to Section 3.4, in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

  21.2   Withholding of Taxes.

(a)  The Company or any Subsidiary shall withhold from any payment of cash or Shares to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Award under the Plan.  The Company or any Subsidiary shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Company or any Subsidiary to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award or Option.  Unless otherwise specified in an Agreement at the time of grant, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Option or Award, elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the withholding taxes.

(b)  If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

  21.3   Plan Unfunded.  The Plan shall be unfunded.  Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award or Option granted under the Plan.

  21.4   Beneficiary Designation.  Each Participant may, from time to time, name one or more individuals (each, a "Beneficiary") to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

  21.5   Effective Date/Term.  The effective date of the Plan shall be the date on which the Plan is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Georgia within twelve (12) months of the adoption of the Plan by the Board (the "Effective Date").  Upon such approval of the Plan by the shareholders, no further awards shall be granted under the Prior Plans or under the BellSouth Corporation Officer Short Term Incentive Award Plan.

The Plan shall terminate on the Termination Date.  No Option or Award shall be granted after the Termination Date.  The applicable terms of the Plan, and any terms and conditions applicable to Options and Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Options and Awards.